UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On December 28, 2004, SIRVA, Inc. (“SIRVA”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion of its purchase of the outstanding capital stock of Executive Relocation Corporation (“ERC”).  The Original 8-K is incorporated herein by this reference.  This amendment is being filed to include the financial statements required by Item 9.01 of Form 8-K.

As previously announced on January 31, 2005, SIRVA is currently evaluating whether any restatements of its previously filed financial statements will be required in connection with certain accounting errors.  As a result, SIRVA is currently unable to provide the pro forma financial information regarding the ERC acquisition for the year ended December 31, 2003 and the nine months ended September 30, 2004.  Once SIRVA determines whether a restatement of its financial statements for one or both of these periods is required, it will file, as soon as practicable, an Amended Current Report on Form 8-K containing the required pro forma financial information.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

The audited financial statements of Executive Relocation Corporation for the year ended December 31, 2003, and the report of Crowe Chizek and Company LLC, independent auditors, related to such financial statements are included on pages F-1 through F-15 of this Current Report on Form 8-K/A.

(b)          Pro Forma Financial Information.

To be provided by amendment once a final determination regarding restatement of SIRVA, Inc.’s previously filed audited financial statements for the year ended December 31, 2003, and unaudited financial statements for the nine months ended September 30, 2004 is made.

(c)           Exhibits.

Exhibit Number

Description
2.1

Stock Purchase Agreement, dated as of November 9, 2004, by and among North American Van Lines, Inc. (as assignee of North American International Holding Corporation); SIRVA Worldwide, Inc.; and Standard Federal Bank, N.A. (incorporated herein by reference to Exhibit 10.2 to SIRVA, Inc. Form 10-Q for the quarterly period ended September 30, 2004).

23.1	Consent of Independent Registered Public Accounting Firm.
99.1

News release, dated December 23, 2004, of SIRVA, Inc., announcing the completion of the acquisition of Executive Relocation Corporation (incorporated herein by reference to Exhibit 99.2 to SIRVA, Inc. Form 8-K filed December 28, 2004).

2

EXECUTIVE RELOCATION CORPORATION

Chicago, Illinois

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Executive Relocation Corporation

Chicago, Illinois

We have audited the accompanying balance sheet of Executive Relocation Corporation as of December 31, 2003, and the related statements of income, stockholder’s equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Executive Relocation Corporation as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois

February 17, 2005

EXECUTIVE RELOCATION CORPORATION

BALANCE SHEETS

	December 31, 2003	September 30, 2004	Pro Forma September 30, 2004
		(unaudited)	(unaudited Note 10)
ASSETS
Current assets
Cash and cash equivalents	$8,533,754	$20,711,945	$20,711,945
Accounts receivable, net of allowance for doubtful accounts of $438,664 and $425,350 at December 31, 2003 and September 30, 2004	110,437,819	139,312,484	139,312,484
Accrued service fees	910,311	1,440,439	1,440,439
Refundable income taxes	505,800	—	—
Deferred income taxes	64,078	194,458	194,458
Total current assets	120,451,762	161,659,326	161,659,326

Property and equipment, net	1,652,183	1,531,185	1,531,185
Deferred income taxes	5,122,692	4,684,945	4,684,945

Total assets	$127,226,637	$167,875,456	$167,875,456

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Checks in excess of bank balance	$600,349	$9,314,865	$9,314,865
Borrowings from parent	92,074,224	146,045,224	146,045,224
Account payable	6,925,586	6,336,793	6,336,793
Accrued income taxes	207,982	1,511,887	1,511,887
Accrued benefits	1,752,453	1,913,073	1,913,073
Other liabilities	185,060	436,105	436,105
Distribution payable	—	—	2,204,932
Total current liabilities	101,745,654	165,557,947	167,762,879

Stockholder’s equity
Common stock, 1,000,000 shares authorized, par value $0.10 per share (807,500 Class A voting and 192,500 Class B non-voting) 125,700 Class A shares issued and outstanding no Class B shares issued and outstanding	12,577	12,577	12,577
Additional paid-in capital	100,000	100,000	100,000
Retained earnings	25,368,406	2,204,932	—
Total stockholders’ equity	25,480,983	2,317,509	112,577

Total liabilities and stockholders’ equity	$127,226,637	$167,875,456	$167,875,456

See accompanying notes to financial statements

EXECUTIVE RELOCATION CORPORATION

STATEMENT OF INCOME

		Nine Months Ended
	Year Ended	September 30,
	December 31,	(unaudited)
	2003	2003	2004

Relocation revenue	$20,076,975	$15,558,831	$21,291,294

Operating expenses:
Salaries and benefits	9,639,509	7,173,622	9,412,981
Occupancy and equipment	1,542,069	1,118,616	1,466,450
Business development	519,139	419,590	327,641
Legal and professional	291,103	233,007	383,217
Insurance	63,004	41,954	76,391
Provision for loan loss	178,000	178,000	15,000
Indirect charges	1,844,381	1,483,395	1,605,178
Other expenses	1,337,597	981,441	1,087,881

Total operating expenses	15,414,802	11,629,625	14,374,739

Income before interest and taxes	4,662,173	3,929,206	6,916,555

Interest income	4,684,258	3,498,068	3,600,278

Interest expense	(1,342,810)	(1,051,935)	(932,407)

Income before taxes	8,003,621	6,375,339	9,584,426

Provision for taxes	3,055,332	2,447,175	3,726,900

Net income	$4,948,289	$3,928,164	$5,857,526

See accompanying notes to financial statements

EXECUTIVE RELOCATION CORPORATION

STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock		Paid-In	Retained	Total
	Shares	Amount	Capital	Earnings	Equity

Ending balance at December 31, 2002	125,700	$12,577	$100,000	$20,420,117	$20,532,694

Net income — year ended December 31, 2003	—	—	—	4,948,289	4,948,289

Balance at December 31, 2003	125,700	12,577	100,000	25,368,406	25,480,983

Dividends ($230.875 per share) (unaudited)	—	—	—	(29,021,000)	(29,021,000)

Net income (unaudited) — nine months ended September 30, 2004	—	—	—	5,857,526	5,857,526

Balance at September 30, 2004 (unaudited)	125,700	12,577	100,000	2,204,932	2,317,509

Pro forma adjustment — assumed dividend (unaudited Note 10)	—	—	—	(2,204,932)	(2,204,932)

Balance at September 30, 2004 pro forma (unaudited Note 10)	125,700	$12,577	$100,000	$—	$112,577

See accompanying notes to financial statements

EXECUTIVE RELOCATION CORPORATION

STATEMENTS OF CASH FLOWS

		Nine Months Ended
	Year Ended	September 30,
	December 31,	(unaudited)
	2003	2003	2004
Cash flows from operating activities:
Net income	$4,948,289	$3,928,164	$5,857,526
Adjustments to reconcile increase in net assets to net cash from operating activities:
Depreciation	253,153	163,578	240,206
Deferred income taxes	437,671	289,466	307,367
Change in operating assets and liabilities
Accounts receivable	24,054,276	5,072,529	(28,874,665)
Accounts payable	6,906,586	5,232,141	(588,793)
Checks in excess of bank balance	(7,822,680)	(6,235,969)	8,714,516
Accrued expenses	428,129	526,573	1,715,570
Other assets	(225,454)	(55,718)	(24,328)
Net cash from operating activities	28,979,970	8,920,764	(12,652,601)

Cash flows from investing activities:
Purchase of property and equipment	(1,771,633)	(1,641,826)	(119,208)
Net cash from investing activities	(1,771,633)	(1,641,826)	(119,208)

Cash flows from financing activities:
Dividends	—	—	(29,021,000)
Net (payments) borrowings from parent	(22,748,556)	(4,248,556)	53,971,000
Net cash from financing activities	(22,748,556)	(4,248,556)	24,950,000

Increase in cash and cash equivalents	4,459,781	3,030,382	12,178,191

Cash and cash equivalents at beginning of period	4,073,973	4,073,973	8,533,754

Cash and cash equivalents at end of period	$8,533,754	$7,104,355	$20,711,945

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$1,412,452	$1,121,923	$838,636
Income taxes	2,855,033	1,774,033	1,609,803

See accompanying notes to financial statements

EXECUTIVE RELOCATION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Information as of September 30, 2004 and for the

nine months ended September 30, 2004 and 2003 are unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Executive Relocation Corporation (“ERC”) is a wholly owned subsidiary of Standard Federal Bank N.A. (“SFB”).  SFB is a subsidiary of ABN/LaSalle North America, Inc. (“LaSalle”).  LaSalle is a subsidiary of ABN Amro, Holdings N.A. (“ABN”).

ERC provides relocation services to corporate clients for the transfer of their employees.  Such services include, but are not limited to, the purchasing and/or selling of a transferee’s home; providing home equity advances to transferees, which are guaranteed by corporate clients; expense processing; arranging household goods moving services; tax reporting; and other related services.  ERC earns revenues from fees charged to corporate clients for the performance of these services.  Additionally, ERC earns interest income on the funds it advances on behalf of the transferring employee, which is recorded ratably as earned up until the point of repayment by the client.  ERC also earns revenue from referrals to real estate brokers and other third-party service providers.

Use of Estimates in Financial Statements:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include the allowance for doubtful accounts and expense allocations.

Unaudited Financial Statements:  The accompanying balance sheet as of September 30, 2004, the statements of income, stockholders’ equity, and cash flows for the nine months ended September 30, 2003 and 2004 are unaudited but, in the opinion of management of ERC, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and cash flows for the nine month periods ended September 30, 2003 and 2004.  The data disclosed in these notes to the financial statements for these periods are also unaudited.  The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results expected for the full calendar year.

Cash and Cash Equivalents:  Cash equivalents are highly liquid investments purchased three months or less from original maturity.

Revenue Recognition:  ERC earns revenue from a combination of service fees charged to clients and referral fees received from real estate brokers, van line companies, and other third-party service providers.  Seventy percent of the service fee for full service relocations is recorded when the home is taken under management, which approximates the level of service provided before the house is taken under management.  The remaining thirty percent of the fee is recognized when the home sale closing occurs.

Real estate brokerage referral fees related to selling homes under management are recognized when the home sale closing occurs.  Real estate brokerage commissions related to houses purchased by relocatees are recorded when received.  In addition, referral fees from van line services and other third-party service providers are recognized when received.

Financial Instruments:  The carrying value of accounts receivable approximates fair value because the receivable bears interest at rates tied to the prime rate.  The carrying value of accounts payable, bank overdrafts, and accrued expenses approximate fair value because of the short maturity of these items.  The carrying value of debt approximates fair value because the interest rate charged approximates the interest rate incurred by SFB.

Accounts Receivable and Equity Advances:  Accounts receivable represents amounts owed to ERC relating to services rendered to its corporate clients.  Accounts receivable includes $110,437,819 and $139,312,484 of relocations in process at December 31, 2003 and September 30, 2004, respectively.  Relocations in process represent funded equity payments to transferring employees, costs billed to the clients and the unbilled net reimbursable home acquisition, carrying and selling costs by ERC on behalf of its customers, net of any customer deposits.  Funded equity payments represent amounts due from customers for payments by ERC, under the terms of relocation contracts, for transferees’ home equity and mortgage settlements, net of any proceeds received.  ERC funds relocations in process by its operating line of credit with SFB and charges its customers interest for the cost of funds.

Allowance for Doubtful Accounts:  The allowance for doubtful accounts is determined by management based on specific customer circumstances and credit risk specifically identified.  If the financial condition of ERC’s customers were to deteriorate resulting in an impairment of their ability to make payments, additional allowances may be required in the future.

Property and Equipment:  Property and equipment are stated at cost.  Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets.  The estimated useful lives used in computing depreciation are summarized as follows:

Assets	Estimated Useful Lives

Leasehold improvements	Lease term
Computer equipment and software	3 to 5 years
Furniture, fixtures, and other	5 to 7 years

Income Taxes:  ERC is included in a consolidated federal income tax return filed by LaSalle.  In addition, ERC files consolidated or combined state income tax returns with LaSalle in jurisdictions where required.  Under a tax sharing agreement with LaSalle, ERC pays LaSalle for income taxes determined by applying the federal and state tax rates to ERC’s taxable income.

Deferred taxes are provided on a liability method whereby deferred tax assets or liabilities are recognized for temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Significant temporary differences include the allowance for doubtful accounts, property and equipment, accrued expenses, and intangibles.  The deferred tax asset for intangibles recognizes future goodwill tax deductions from ERC’s purchase of a relocation business in 1997 under prior ownership.  This goodwill is carried forward for tax purposes because ABN acquired ERC in a stock purchase.  ERC was not allocated any goodwill by ABN for financial reporting purposes.

Advertising:  ERC expenses the production costs of advertising the first time the advertising takes place.  Advertising expense was $195,020 for the year ended December 31, 2003 and $212,735 and $91,088 for the nine months ended September 30, 2003 and 2004, respectively.

Allocations:  ERC is ultimately owned by ABN and shares certain operational and administrative facilities, primarily with LaSalle in North America.  As a result, certain operating expenses were allocated to ERC.  Allocations were based on various activities including headcount, employee hours, square footage, number of log-in identifications, number of e-mail accounts, and time devoted to ERC activities.

Costs are charged to ERC based on a detailed process that identifies costs that are:  clearly identifiable to ERC, allocated shared services and costs of corporate activities.  Shared services include costs for payroll, human resources, facilities management, IT management, legal, and other shared services.  Shared services are allocated based on cost drivers, including but not limited to, headcount, employee hours, square footage, number of log-in identifications, number of e-mail accounts, and level of effort devoted to ERC.  Cost of corporate activities, such as salaries and benefits of corporate executives, rent of the corporate office, and other similar costs are allocated based on the estimated level of effort related to ERC for specific executives within the ABN organization, primarily in North America.  Management believes that these allocations are consistent and based on a reasonable method.  These allocated expenses are not necessarily indicative of cost that would have been incurred on a stand-alone basis, or of cost that may be incurred in the future.

Stock Option Plans:  Certain employees of ERC may be granted options to purchase shares of ABN under ABN’s key staff global stock option plan.  Grants typically vest at the end of three years of service.  The options are exercisable if ABN meets a set of pre-determined performance conditions.  The performance conditions include a return on equity of at least 12.5% in the financial year preceding that in which the option could first be exercised and there must be real economic profit growth over the three year vesting period.  ERC accounts for stock options under the intrinsic value provisions of APB No. 25.

Employees of ERC held 1,000 and 2,000 options under this plan at December 31, 2003 and September 30, 2004, respectively.  1,000 options were granted in each of the year ended December 31, 2003 and the nine months ended September 30, 2004.  No options were cancelled or forfeited.  These options and grants have exercise prices in Euros of  €14.45 and €18.86, respectively.  The pro forma expense, under FASB Statement No. 123, related to options outstanding during the year ended December 31, 2003 and the nine months ended September 30, 2003 and 2004, net of tax, amounted to $4,285, $3,053, and $6,318, respectively.  The pro forma net income, under FASB Statement No. 123, amounts to $4,944,004, $3,925,111, and $5,851,208, respectively, for the year ended December 31, 2003 and the nine months ended September 30, 2003 and 2004.  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period.  The fair value of the options was estimated as of the date of grant using a Black-Scholes option pricing model with the following assumptions used: risk-free interest rates of 2.75% for 2003 and 3.17% for 2004, expected volatility of 100% with expected life of five years for 2003 and 2004, and no dividend payments.

Recent Accounting Pronouncements:  In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123 (revised 2004) Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation.  Statement 123 (R) supersedes Accounting Principal Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and amends FASB No. 95, Statement of Cash Flows.  Generally, the approach to accounting in Statement 123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements as based on their fair values.  Currently, ERC accounts for these payments under the intrinsic value provisions of APB No. 25 with expense recognition in the financial statements for the difference between the strike price and market value on the date the option was granted.  Statement 123 (R) is effective for ERC beginning in 2005.  The Statement offers several alternatives for implementation.  At this time, management has not made a decision as to the alternative it may select.  Upon the adoption of SFAS 123 (R), ERC will be required to apply the provisions of the statement prospectively for any newly issued, modified, or settled award after the date of initial adoption.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31, 2003	September 30, 2004

Computers and equipment	$1,566,381	$1,660,199
Furniture and fixtures	1,665,547	1,708,926
Leasehold improvements	71,004	185,512
Construction-in-progress	125,702	11,141
	3,428,634	3,565,778
Accumulated depreciation and amortization	(1,776,451)	(2,034,593)

	$1,652,183	$1,531,185

NOTE 3 - EMPLOYEE BENEFIT PLANS

ERC’s employees participate in the LaSalle benefit plans.  The plans include a defined benefit pension plan, a supplemental pension plan, a non-qualified supplemental retirement plan, and a 401(k) and profit sharing plan.

ERC is charged its employees’ share of the expense based on a ratio of ERC eligible compensation to total eligible compensation.

The expense for the above plans for the year ended December 31, 2003 and the nine months ended September 30, 2003 and 2004 and was $776,610, $601,514, and $555,261, respectively.

NOTE 4 - RELATED-PARTY TRANSACTIONS

Executive Relocation has a $150,000,000 line of credit with SFB.  The line of credit bears interest based on the Federal Funds rate adjusted monthly on the first day of each month.  From January 1, 2003 through July 31, 2003, the interest was based on the Federal Funds rate plus .25%.  From August 1, 2003 to September 30, 2004, the interest was based on the Federal Funds rate.  The weighted average interest rate in effect at December 31, 2003 and September 30, 2004 was 1.03% and 1.50%, respectively.  The weighted average balance outstanding was $98,986,252 and $99,322,198 for the year ended December 31, 2003 and the nine months ended September 30, 2004.  The weighted average interest rate on outstanding borrowings was 1.36%

and 1.25% for the year ended December 31, 2003 and the nine months ended September 30, 2004.  The unused portion of the line of credit was $57,925,776 and $3,954,776 at December 31, 2003 and September 30, 2004, respectively.  The line of credit is secured by substantially all of ERC’s assets.

ERC provided relocation services for its parent and received fees of $41,071, $12,673, and $88,342 for the year ended December 31, 2003 and the nine months ended September 30, 2003 and 2004, respectively.  Accounts receivable related to relocation services were $546,442 and $2,321,156 at December 31, 2003 and September 30, 2004, respectively.  Also, in connection with a mortgage marketing agreement, ERC had fee income of $97,500 in the nine months ended September 30, 2004 from LaSalle.

ERC recorded allocated expenses of $1,844,381, $1,483,395, and $1,605,178 for the year ended December 31, 2003 and the nine months ended December 31, 2003 and 2004, respectively.  These allocations are included in indirect charges in the statement of income.  In addition, see Note 3 for benefit plan cost allocated to ERC.

NOTE 5 - LEASE OBLIGATIONS

ERC leases certain office space and equipment under operating leases.  These leases have remaining terms ranging from one to seven years.

The annual rental commitment on all noncancelable operating leases, net of noncancelable sublease income, as of December 31, 2003, is as follows:

2004	$603,955
2005	653,180
2006	676,892
2007	689,588
2008	727,228
Thereafter	1,358,232

$4,709,075

Total rent expense for all noncancelable leases was $1,145,665 for the year ended December 31, 2003 and $856,269 and $801,304 for the nine months ended September 30, 2003 and 2004.

ERC also receives rent from a title company that has employees on site at ERC facilities.  Rental income was $132,639 for the year ended December 31, 2003 and $90,880 and $121,680 during the nine months ended September 30, 2003 and 2004, respectively.

NOTE 6 - INCOME TAXES

The provision for income taxes for the year ended December 31, 2003 and the nine months ended September 30, 2003 and 2004 is as follows:

	December 31,	September 30,
	2003	2003	2004

Current
Federal	$2,269,497	$1,795,711	$2,928,066
State	348,164	361,998	491,467
	2,617,661	2,157,709	3,419,533
Deferred
Federal	403,118	266,613	283,101
State	34,553	22,853	24,266
	437,671	289,466	307,367

Total	$3,055,332	$2,447,175	$3,726,900

Total income taxes as reflected in the statements of income differ from amounts computed by applying the statutory federal corporate tax rate as follows:

	December 31,	September 30,
	2003	2003	2004

Income taxes at statutory rate	$2,801,267	$2,231,368	$3,354,549
State income taxes, net of federal benefit	258,188	227,257	348,140
Other	(4,123)	(11,450)	24,211

Total	$3,055,332	$2,447,175	$3,726,900

Deferred taxes related to the following:

	December 31,	September 30,
	2003	2004
Deferred tax assets
Allowance for doubtful accounts	$166,692	$161,633
Accrued expenses and other	(102,614)	32,825
Net current deferred taxes	64,078	194,458
Intangibles from asset purchase prior to ownership	4,961,147	4,523,400
Property and equipment	161,545	161,545
Net long-term deferred taxes	5,122,692	4,684,945

Net deferred taxes	$5,186,770	$4,879,403

NOTE 7 - CUSTOMER CONCENTRATIONS

One customer accounted for 7.3%, 7.0%, and 10.2% of revenue for the year ended December 31, 2003 and the nine months ended September 30, 2003 and 2004, respectively.

Accounts receivable from those customers were $12,560,944 and $26,642,613 at December 31, 2003 and September 30, 2004, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

ERC is involved in various claims arising in the ordinary course of business.  None of these claims, in the opinion of management, is expected to have a materially adverse impact on the financial position, results of operations or cash flows of ERC.

NOTE 9 - SUBSEQUENT EVENTS

In December 2004, ERC was sold in exchange for cash and the assumption of certain liabilities.  In the transaction, North American Van Lines, Inc. (“NAVL”), a subsidiary of SIRVA, Inc. (and assignee of North American International Holding Corporation), purchased all of the outstanding shares of common stock of ERC for $100 million.  In addition, NAVL paid in full at closing certain intercompany accounts between ERC and Standard Federal.  The purchase price is subject to post-closing adjustment based on changes in ERC’s stockholder’s equity at closing compared to a targeted amount.  SIRVA Worldwide has guaranteed the full and prompt payment and performance of all of NAVL’s obligations under the stock purchase agreement.

NOTE 10 - PRO FORMA ADJUSTMENT

The agreement to sell ERC to SIRVA, Inc. includes ERC’s intention to distribute all the retained earnings not previously distributed to its parent upon closing.  The pro forma balance sheet and statement of divisional equity reflect the pro forma adjustment of divisional equity as if it had occurred in the period ended September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: March 11, 2005
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary